Exhibit 99.1

IMAX CORPORATION REPORTS Q4 AND FULL-YEAR 2021 RESULTS

•	Strongest Quarterly Revenue, Operating Income, and Earnings Per Share since 2019 Underscore Company’s Position as a Premier Global Technology Platform for Entertainment and Events

•	Full-Year 2021 Results Demonstrate Strong Momentum, with 146% Growth in Global Box Office, as IMAX Captures its Highest Share Ever of Yearly Global Box Office

•

IMAX Continues to Evolve Core Business and Expand Ability to ‘Eventize‘ Content with Live and Interactive Events, Highlighted by Partnerships with Amazon Music, Apple, Disney, and Warner Bros. and the Company‘s First-Ever Live Concert featuring Kanye West and Drake

•	Landmark IMAX Enhanced™ on Disney+ Agreement Dramatically Expands Company’s In-Home Entertainment Footprint to more than 80 Million subscribers

•	Growth in IMAX DNA, Local Language, and Blockbusters Drive IMAX Global Market Share to Record 3.0% in 2021 — Up from 2.6% in 2019 — Peaking at 3.5% Globally and 5.6% Domestically in Q4

NEW YORK, NY — February 23, 2022 — IMAX Corporation (NYSE: IMAX) today reported financial results for the fourth quarter and full-year 2021 demonstrating its superiority at the global box office and the increasing diversification of its business — across platforms and around the world.

For the full-year 2021, IMAX drove solid improvement in results over the prior year, with net loss attributable to common shareholders improving from ($143.8) million to ($22.3) million and Adjusted EBITDA(1)increasing to $68.6 million from ($13.1) million in the prior year.

The Company’s fourth quarter was highlighted by its strongest quarterly results since 2019 across key financial metrics, including: revenue growth of 94% to $108.6 million; improvement in net income attributable to common shareholders to $10.1 million, or $0.17 per share, versus a loss of ($21.2) million, or ($0.36) per share, in the prior-year period; improvement in adjusted net income attributable to common shareholders(1) to $18.4 million, or $0.31 per share, versus an adjusted loss(1) of ($12.7) million, or ($0.21) per share, in the prior-year period; improvement in Adjusted EBITDA(1) to $44.0 million versus $10.0 million in the prior-year period.

Notably, the Company’s quarterly results met or exceeded pre-pandemic levels across key metrics. IMAX delivered Operating Income, Global Box Office, and Gross Margin in the fourth quarter of 2021 that exceeded the fourth quarter of 2019; as well as quarterly Adjusted EPS(1) and Adjusted EBITDA(1) substantially in-line with the fourth quarter of 2019.

(1)	Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of these non-GAAP financial measures and reconciliations to the most comparable GAAP amounts.

“In the fourth quarter alone, IMAX turned in a dominating performance at the global box office, launched a major streaming partnership with Disney+, and created a series of exclusive events connecting theatrical and streaming in a way that few brands can,” said Richard L. Gelfond, CEO of IMAX Corporation. “World-class creators of all types are choosing our technology and platform to connect with fans around the globe — opening a world of opportunity to reimagine and grow The IMAX Experience®.”

“Our results for the fourth quarter underscore that IMAX is a premier, global technology platform for entertainment and events. The fact that IMAX is driving results at or above what we achieved in 2019 — which was by many measures, our best year ever — reaffirms that we are not an exhibitor and have moved beyond recovery mode. With strong a balance sheet that affords us security and capital allocation flexibility, we are well-positioned to capitalize on our momentum and continue to evolve and grow our business.”

“Our full-year results are highlighted by a dramatic, positive swing in profitability of more than $80 million in Adjusted EBITDA(1). Furthermore, IMAX captured a greater share of the global box office than ever in 2021.

These achievements demonstrate our ability to quickly capitalize on improving market trends, and underscore how well-positioned IMAX remains for the highly- anticipated 2022 film slate, which boasts more expected IMAX DNA than ever.”

“Global audiences are choosing IMAX, and we’re meeting that demand with our most dynamic, diverse content portfolio ever. We’re delivering more ‘IMAX DNA’ in the biggest Hollywood blockbusters; a rapidly expanding slate of local language films from studios and filmmakers across China, Japan, India, Russia, and France; exclusive events and experiences with creators and artists ranging from Kanye West to The Beatles; and a growing library of IMAX Enhanced™ content to streaming platforms and consumer devices.”

Fourth Quarter and December Year-to-Date Financial Highlights

	Three Months Ended			Year Ended
	December 31,			December 31,
In thousands except per share data	2021	2020	YoY % Change	2021	2020	YoY % Change
Total Revenue	$108.6	$56.0	94%	$254.9	$137.0	86%

Gross Margin	$64.0	$20.3	215%	$134.4	$21.5	524%
Gross Margin (%)	59%	36%		53%	16%

Net Income (Loss) attributable to common shareholders	$10.1	$(21.2)	N/A	$(22.3)	$(143.8)	N/A
Diluted Net Income (Loss) per share attributable to common shareholders	$0.17	$(0.36)	N/A	$(0.38)	$(2.43)	N/A
Adjusted Net Income (Loss) attributable to common shareholders(1)	$18.4	$(12.7)	N/A	$(8.4)	$(112.1)	N/A
Adjusted Net Income (Loss) per share attributable to common shareholders(1)	$0.31	$(0.21)	N/A	$(0.14)	$(1.89)	N/A

Adjusted EBITDA per Credit Facility attributable to common shareholders(1)	$44.0	$10.0	340%	$68.6	$(13.1)	N/A
Adjusted EBITDA Margin attributable to common shareholders (%) (1)	45.0%	20.8%	116%	31.0%	(10.8%)	N/A

_______________

(1)	Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of these non-GAAP financial measures and reconciliations to the most comparable GAAP amounts.

Fourth Quarter and December Year-to-Date Segment Results(1)

	IMAX Technology Network			IMAX Technology Sales and Maintenance

	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
4Q21	$51.3	$36.8	72%	$53.4	$26.2	49%
4Q20	17.7	7.3	41%	36.4	13.6	37%
% change	190%	404%		47%	93%

YTD 4Q21	$116.8	$66.5	57%	$126.8	$64.3	51%
YTD 4Q20	46.1	4.2	9%	79.8	28.0	35%
% change	153%	1,483%		59%	130%

_______________

(1)	Please refer to the Company’s Form 10-K for the year ended December 31, 2021 for additional segment information.

IMAX Technology Network

•

IMAX Technology Network revenues increased to $51.3 million in the fourth quarter of 2021, compared to $17.7 million in the prior-year period. The strong performance of Hollywood releases drove the increase in gross box office and revenue.

•

Gross margin for the IMAX Technology Network of $36.8 million in the fourth quarter of 2021, compared to $7.3 million in the prior-year period as improved box office performance drove higher revenue and margin expansion.

IMAX Technology Sales and Maintenance

•

IMAX Technology Sales and Maintenance revenues increased to $53.4 million in the fourth quarter of 2021, compared with $36.4 million in the prior year period due to the continued global reopening of the IMAX® theater network and the resumption of normal operations, which led to a higher level of IMAX Theater System installations. Also, due to the recovery of the theatrical exhibition industry and the strength of the fourth quarter IMAX Network GBO, which exceeded pre-COVID fourth quarter of 2019 levels, the Company ended the temporary relief program for its exhibitor customers and, as a result, recognized maintenance revenue of $6.3 million that had been deferred due to uncertainties associated with the COVID-19 global pandemic, including $2.5 million that had been deferred from 2020 with the remainder from the first nine months of 2021.

•

Gross margin for IMAX Technology Sales and Maintenance increased to $26.2 million compared to $13.6 million in the prior-year period. The increase in gross margin was the result of higher maintenance and IMAX System installation revenue.

Cash Balances and Outstanding Debt

Total cash and cash equivalents as of December 31, 2021 were $189.7 million. Total debt, excluding deferred financing costs was $233.6 million as of December 31, 2021.

Share Count and Capital Return

Weighted average basic and diluted shares outstanding in the fourth quarter of 2021 were 58.9 million and 59.8 million, respectively, compared to 58.9 million of basic and diluted shares outstanding in the fourth quarter of 2020. During the fourth quarter of 2021, the Company repurchased 524,519 of its shares at an average price of $17.70 for a total of $9.3 million. IMAX China repurchased 3.1 million shares at an average price of $1.61 per share for a total of $5.0 million. A total of $75.5 million remains available under the Company’s outstanding share repurchase authorization, which was extended an additional year through to June 2022.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company

Conference Call

The Company will host a conference call today at 5:00 PM ET to discuss its fourth quarter 2021 financial results. This call is being webcast by PGI and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (800) 220-8474 approximately 5 to 10 minutes before the call begins. Other international callers should dial (647) 484-0475. The conference ID for the call is 6273867. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 6273867.

About IMAX Corporation

IMAX is a premier global technology platform for entertainment and events. Through its proprietary software, theater architecture, patented intellectual property, and specialized equipment, IMAX offers a unique end-to-end solution to create superior, immersive content experiences for which the IMAX® brand is globally renown. Top filmmakers, movie studios, artists, and creators utilize the cutting-edge visual and sound technology of IMAX to connect with audiences in innovative ways. As a result, IMAX is among the most important and successful global distribution platforms for domestic and international tentpole films and, increasingly, exclusive experiences ranging from live performances to interactive events with leading artists and creators.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of December 31, 2021, there were 1,683 IMAX theater systems (1,599 commercial multiplexes, 12 commercial destinations, 72 institutional) operating in 87 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, IMAX Enhanced™, IMAX nXos® and Films to the Fullest®, are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Brett Harriss 212-821-0187 bharriss@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

###

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, references to business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the "Company") and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks related to the adverse impact of the COVID-19 pandemic; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films; the signing of IMAX Theater System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; the failure to convert IMAX Theater System backlog into revenue; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in our periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company has the following reportable segments: (i) IMAX DMR; (ii) Joint Revenue Sharing Arrangements; (iii) IMAX Systems, (iv) IMAX Maintenance; (v) Other Theater Business; (vi) Film Distribution; and (vii) Film Post-Production; and (viii) New Business Initiatives. The Company organizes its reportable segments into the following four categories, identified by the nature of the product sold or service provided:

(i)	IMAX Technology Network, which earns revenue based on contingent box office receipts and includes the IMAX DMR segment and contingent rent from the Joint Revenue Sharing Arrangements (“JRSA”) segment;

(ii)	IMAX Technology Sales and Maintenance, which includes results from the IMAX Systems, IMAX Maintenance and Other Theater Business segments, as well as fixed revenues from the JRSA segment;

(iii)

Film Distribution and Post-Production, which includes activities related to the distribution of large-format documentary films, primarily to institutional theaters, and the distribution of exclusive experiences ranging from live performances to interactive events with leading artists and creators (through the Film Distribution segment) and the provision of film post-production and quality control services (through the Film Post-Production segment); and

(iv)	New Business Initiatives, which is a segment that includes activities related to the expansion of the IMAX brand across new lines of business and new initiatives.

IMAX Network and Backlog

	Year Ended December 31,
Theater System Signings:	2021		2020
New IMAX Theater Systems
Sales and sales-type lease arrangements	20		28
Hybrid joint revenue sharing lease arrangements	—		18
Traditional joint revenue sharing arrangements	9		2
Total new IMAX Theater Systems	29		48
Upgrades of IMAX Theater Systems	7		17
Total IMAX Theater System signings	36		65

	Year Ended December 31,
Theater System Installations:	2021		2020
New IMAX Theater Systems(1)
Sales and sales-type lease arrangements	35		27
Hybrid joint revenue sharing lease arrangements	9		5
Traditional joint revenue sharing arrangements	18		23
Total new IMAX Theater Systems	62		55
Upgrades of IMAX Theater Systems	13		16
Total IMAX Theater System installations	75		71

	Year Ended December 31,
Theater Sales Backlog:	2021		2020
Sales and sales-type lease arrangements	173		185
Hybrid joint revenue sharing lease arrangements	132		147
Traditional joint revenue sharing lease arrangements	184	(2)	195	(2)
Total Theater backlog	489	(3)	527	(4)

	Year Ended December 31,
Theater Network:	2021		2020
Commercial Multiplex Theaters
Sales and sales-type lease arrangements	690		672
Hybrid joint revenue sharing lease arrangements	146		140
Traditional joint revenue sharing lease arrangements	763		750
Total Commercial Multiplex Theaters	1,599		1,562
Commercial Destination Theaters	12		12
Institutional Theaters	72		76
Total Theater network(5)	1,683		1,650

_______________

(1)

Includes nine IMAX Xenon Theater Systems that were relocated from their original location (2020 ― three). When a theater system under a sales or sales-type lease arrangement is relocated, the amount of revenue earned by the Company may vary from transaction-to-transaction and is usually less than the amount earned for a new sale. In certain situations when a theater system is relocated, the original location is upgraded to an IMAX Laser Theater System.

(2)	Includes 44 IMAX Theater Systems where the customer has the option to convert from a joint revenue sharing arrangement to a sales arrangement (2020 — 46).

(3)	Includes 158 new IMAX with Laser projection system configurations and 92 upgrades of existing locations to IMAX Laser Theater Systems configurations.
(4)	Includes 157 new IMAX with Laser projection system configurations and 97 upgrades of existing locations to IMAX Laser Theater Systems configurations.
(5)	Period-to-period changes are reported net of the effect of permanently closed theaters.

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

	Three Months Ended
	December 31,		Year Ended
	(Unaudited)		December 31,
	2021	2020	2021	2020
Revenues
Technology sales	$31,645	$25,626	$66,153	$49,728
Image enhancement and maintenance services	54,234	20,209	131,148	59,318
Technology rentals	20,082	7,534	46,790	17,841
Finance income	2,611	2,621	10,792	10,116
	108,572	55,990	254,883	137,003
Costs and expenses applicable to revenues
Technology sales	19,260	17,533	37,039	33,170
Image enhancement and maintenance services	19,480	11,549	58,062	53,598
Technology rentals	5,797	6,595	25,376	28,695
	44,537	35,677	120,477	115,463
Gross margin	64,035	20,313	134,406	21,540
Selling, general and administrative expenses	34,929	25,238	117,322	108,485
Research and development	1,248	1,056	6,944	5,618
Amortization of intangibles	1,291	1,380	4,877	5,394
Credit loss expense (reversal), net	933	3,026	(3,951)	18,608
Asset impairments	—	—	—	1,151
Legal judgment and arbitration awards	—	4,105	(1,770)	4,105
Income (loss) from operations	25,634	(14,492)	10,984	(121,821)
Realized and unrealized investment gains (losses)	29	(1,142)	5,340	(2,081)
Retirement benefits non-service expense	(116)	(168)	(463)	(600)
Interest income	538	546	2,218	2,388
Interest expense	(1,558)	(2,390)	(7,092)	(7,010)
Income (loss) before taxes	24,527	(17,646)	10,987	(129,124)
Income tax expense	(11,148)	(1,898)	(20,564)	(26,504)
Equity in losses of investees, net of tax	—	—	—	(1,858)
Net income (loss)	13,379	(19,544)	(9,577)	(157,486)
Net (income) loss attributable to non-controlling interests	(3,279)	(1,701)	(12,752)	13,711
Net income (loss) attributable to common shareholders	$10,100	$(21,245)	$(22,329)	$(143,775)
Net income (loss) per share attributable to common shareholders - basic and diluted:
Net income (loss) per share — basic and diluted	$0.17	$(0.36)	$(0.38)	$(2.43)

Weighted average number of shares outstanding (000's):
Basic	58,886	58,872	59,126	59,237
Diluted	59,805	58,872	59,126	59,237
Additional Disclosure:
Depreciation and amortization	$15,512	$12,005	$56,082	$52,704
Amortization of deferred financing costs	$764	$307	$2,513	$902

IMAX CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share amounts)

	As of December 31,
	2021	2020
Assets
Cash and cash equivalents	$189,711	$317,379
Accounts receivable, net of allowance for credit losses	110,050	56,300
Financing receivables, net of allowance for credit losses	141,049	131,810
Variable consideration receivable, net of allowance for credit losses	44,218	40,526
Inventories	26,924	39,580
Prepaid expenses	11,802	10,420
Film assets, net of accumulated amortization	4,241	5,777
Property, plant and equipment, net of accumulated depreciation	260,353	277,397
Investment in equity securities	1,087	13,633
Other assets	17,799	21,673
Deferred income tax assets, net of valuation allowance	13,906	17,983
Other intangible assets, net of accumulated amortization	23,080	26,245
Goodwill	39,027	39,027
Total assets	$883,247	$997,750
Liabilities
Accounts payable	$15,943	$20,837
Accrued and other liabilities	111,896	99,354
Revolving credit facility borrowings, net of unamortized debt issuance costs	2,472	305,676
Convertible notes, net of unamortized discounts and debt issuance costs	223,641	—
Deferred revenue	81,281	87,982
Deferred income tax liabilities	17,642	19,134
Total liabilities	452,875	532,983
Commitments and contingencies
Non-controlling interests	758	759
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
58,653,642 issued and outstanding (December 31, 2020 — 58,921,731 issued and 58,921,008 outstanding)	409,979	407,031
Less: Treasury stock, nil shares at cost (December 31, 2020 — 723)	—	(11)
Other equity	174,620	188,845
Statutory surplus reserve	3,932	—
Accumulated deficit	(234,975)	(202,849)
Accumulated other comprehensive income	2,527	988
Total shareholders' equity attributable to common shareholders	356,083	394,004
Non-controlling interests	73,531	70,004
Total shareholders' equity	429,614	464,008
Total liabilities and shareholders' equity	$883,247	$997,750

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars)

	Years Ended December 31,
	2021	2020
Operating Activities
Net (loss) income	$(9,577)	$(157,486)
Adjustments to reconcile net (loss) income to cash provided by (used in) operating activities:
Depreciation and amortization	56,082	52,704
Amortization of deferred financing costs	2,513	902
Credit loss (reversal) expense, net	(3,951)	18,608
Write-downs	1,764	17,729
Deferred income tax expense	2,996	23,618
Share-based and other non-cash compensation	26,079	22,038
Unrealized foreign currency exchange loss (gain)	256	(1,355)
Realized and unrealized investment (gains) losses	(5,340)	2,081
Equity in losses of investees	—	1,858
Changes in assets and liabilities:
Accounts receivable	(52,453)	33,597
Inventories	11,451	1,637
Film assets	(14,810)	(7,665)
Deferred revenue	(6,591)	(6,637)
Changes in other operating assets and liabilities	(2,354)	(24,640)
Net cash provided by (used in) operating activities	6,065	(23,011)
Investing Activities
Purchase of property, plant and equipment	(3,590)	(697)
Investment in equipment for joint revenue sharing arrangements	(10,094)	(6,654)
Acquisition of other intangible assets	(4,092)	(1,904)
Proceeds from sale of equity securities	17,769	—
Net cash used in investing activities	(7)	(9,255)
Financing Activities
Proceeds from issuance of convertible notes, net	223,675	—
Debt issuance costs related to convertible notes	(1,161)	—
Purchase of capped calls related to convertible notes	(19,067)	—
Revolving credit facility borrowings	3,600	287,610
Repayment of revolving credit facility borrowings	(307,609)	—
Credit facility amendment fees paid	(527)	(1,073)
Repurchase of common shares, IMAX Corporation	(13,905)	(36,624)
Repurchase of common shares, IMAX China	(10,060)	(1,534)
Treasury stock purchased for future settlement of restricted share units	—	(3,086)
Taxes withheld and paid on employee stock awards vested	(3,660)	(512)
Common shares issued - stock options exercised	883	—
Dividends paid to IMAX China non-controlling interests	(4,889)	(4,214)
Net cash (used in) provided by financing activities	(132,720)	240,567
Effects of exchange rate changes on cash	(1,006)	(406)
(Decrease) increase in cash and cash equivalents during year	(127,668)	207,895
Cash and cash equivalents, beginning of year	317,379	109,484
Cash and cash equivalents, end of year	$189,711	$317,379

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue
IMAX Technology Network
IMAX DMR	$31,221	$10,204	$70,659	$28,265
Joint revenue sharing arrangements, contingent rent	20,076	7,534	46,184	17,841
	51,297	17,738	116,843	46,106
IMAX Technology Sales and Maintenance
IMAX Systems	30,543	26,381	65,660	54,055
Joint revenue sharing arrangements, fixed fees	1,630	860	5,406	2,056
IMAX Maintenance	20,143	8,774	53,339	21,999
Other Theater Business(1)	1,080	405	2,363	1,666
	53,396	36,420	126,768	79,776
Film Distribution and Post-Production	1,723	1,178	5,724	8,719
New Business Initiatives	1,150	738	3,704	2,226
Sub-total for reportable segments	107,566	56,074	253,039	136,827
Other	1,006	(84)	1,844	176
Total	$108,572	$55,990	$254,883	$137,003

Gross Margin (Margin Loss)
IMAX Technology Network
IMAX DMR	$22,377	$6,239	$44,782	$13,731
Joint revenue sharing arrangements, contingent rent	14,462	1,110	21,761	(9,500)
	36,839	7,349	66,543	4,231
IMAX Technology Sales and Maintenance
IMAX Systems	13,335	10,319	34,981	24,816
Joint revenue sharing arrangements, fixed fees	560	419	1,343	529
IMAX Maintenance	12,212	3,423	27,572	3,068
Other Theater Business	129	(515)	398	(438)
	26,236	13,646	64,294	27,975
Film Distribution and Post-Production(2)	(149)	(806)	848	(10,198)
New Business Initiatives	1,118	633	3,399	1,878
Sub-total for reportable segments	64,044	20,822	135,084	23,886
Other	(9)	(509)	(678)	(2,346)
Total	$64,035	$20,313	$134,406	$21,540

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(1)	The revenue from this segment principally includes after-market sales of IMAX projection system parts and 3D glasses.
(2)

During the three months and year ended December 31, 2020, Film Distribution segment results include impairment losses of $0.1 million and $10.0 million, respectively, to write-down the carrying value of certain documentary and alternative content film assets due to a decrease in projected box office totals and related revenues based on management’s regular quarterly recoverability assessments. No such charges incurred in the three months and year ended December 31, 2021.

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin, and free cash flow as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits, net, (iii) legal judgment and arbitration awards; (iv) realized and unrealized investment gains or losses, as well as the related tax impact of these adjustments, and (v) income taxes resulting from management’s decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net income (loss) attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net income (loss) attributable to common shareholders and the associated per share amounts to adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per diluted share is presented in the table below. Net income (loss) attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Company’s Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Adjusted EBITDA per Credit Facility measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) write-downs, net of recoveries, including asset impairments and credit loss expense; (iv) legal judgment and arbitration awards; and (v) the gain or loss from equity accounted investments.

A reconciliation of net income (loss) attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net income (loss) attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

Free cash flow is defined as net cash provided by or used in operating activities minus cash used in investing activities (from the Consolidated Statements of Cash Flows). Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended December 31, 2021 (1)			For the Three Months Ended December 31, 2020 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net income (loss)	$13,379	$3,279	$10,100	$(19,544)	$1,701	$(21,245)
Add (subtract):
Income tax expense	11,148	1,557	9,591	1,898	717	1,181
Interest expense, net of interest income	257	(91)	348	1,537	(90)	1,627
Depreciation and amortization, including film asset amortization	15,512	1,345	14,167	12,005	1,099	10,906
Amortization of deferred financing costs(2)	764	—	764	307	—	307
EBITDA	$41,060	$6,090	$34,970	$(3,797)	$3,427	$(7,224)
Stock and other non-cash compensation	7,521	290	7,231	5,693	226	5,467
Realized and unrealized investment (gains) losses	(29)	—	(29)	1,142	353	789
Write-downs, including asset impairments and credit loss expense	1,819	(23)	1,842	7,416	533	6,883
Legal judgment and arbitration awards	—	—	—	4,105	—	4,105
Adjusted EBITDA per Credit Facility	$50,371	$6,357	$44,014	$14,559	$4,539	$10,020
Revenues attributable to common shareholders(3)	108,572	10,738	97,834	55,990	7,926	48,064
Adjusted EBITDA margin attributable to common shareholders	46.4%	59.2%	45.0%	26.0%	57.3%	20.8%

	For the Twelve Months Ended December 31, 2021 (1)			For the Twelve Months Ended December 31, 2020 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(9,577)	$12,752	$(22,329)	$(157,486)	$(13,711)	$(143,775)
Add (subtract):
Income tax expense	20,564	4,049	16,515	26,504	5,408	21,096
Interest expense, net of interest income	2,362	(356)	2,718	3,720	(370)	4,090
Depreciation and amortization, including film asset amortization	56,082	5,255	50,827	52,704	4,570	48,134
Amortization of deferred financing costs(2)	2,513	—	2,513	902	—	902
EBITDA	$71,944	$21,700	$50,244	$(73,656)	$(4,103)	$(69,553)
Stock and other non-cash compensation	26,079	1,114	24,965	22,038	968	21,070
Realized and unrealized investment (gains) losses	(5,340)	(1,571)	(3,769)	2,081	631	1,450
(Recoveries) write-downs, including asset impairments and credit loss expense	(2,187)	(1,159)	(1,028)	36,337	8,364	27,973
Legal arbitration award	(1,770)	—	(1,770)	4,105	—	4,105
Loss from equity accounted investments	—	—	—	1,858	—	1,858
Adjusted EBITDA per Credit Facility	$88,726	$20,084	$68,642	$(7,237)	$5,860	$(13,097)
Revenues attributable to common shareholders(3)	254,883	33,556	221,327	137,003	15,767	121,236
Adjusted EBITDA margin attributable to common shareholders	34.8%	59.9%	31.0%	(5.3%)	37.2%	(10.8%)

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(1)

The Senior Secured Net Leverage Ratio in the Company’s Credit Agreement is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis. During the first quarter of 2021, the Company entered into the Second Amendment to the Credit Facility Agreement which, among other things, suspends the Senior Secured Net Leverage Ratio financial covenant in the Credit Agreement through the first quarter of 2022 and, once re-established, permits the Company to use EBITDA from the third and fourth quarters of 2019 in lieu of EBITDA for the corresponding quarters of 2021.

(2)	The amortization of deferred financing costs is recorded within Interest Expense in the Consolidated Statements of Operations.

(3)

	Three months ended December 31, 2021		Three months ended December 31, 2020		Twelve months ended December 31, 2021		Twelve months ended December 31, 2020
Total revenues		$108,572		$55,990		$254,883		$137,003
Greater China revenues	$37,167		$26,323		$112,801		$52,331
Non-controlling interest ownership percentage(4)	28.89%		30.11%		29.75%		30.13%
Deduction for non-controlling interest share of revenues		(10,738)		(7,926)		(33,556)		(15,767)
Revenues attributable to common shareholders		$97,834		$48,064		$221,327		$121,236
(4)	Weighted average ownership percentage for change in non-controlling interest share

Adjusted Net Income (Loss) Attributable to Common Shareholders and Adjusted Diluted Per Share Calculations

	Three Months Ended		Three Months Ended
	December 31, 2021		December 31, 2020
(In thousands of U.S. dollars, except per share amounts)	Net Income	Diluted EPS	Net Loss	Diluted EPS
Net income (loss) attributable to common shareholders	$10,100	$0.17	$(21,245)	$(0.36)
Adjustments(1):
Share-based compensation	7,140	0.12	5,296	0.09
COVID-19 government relief benefits, net	1,674	0.03	(1,880)	(0.03)
Legal judgment and arbitration awards	—	—	4,105	0.07
Realized and unrealized investment (gains) losses	(29)	—	789	0.01
Tax impact on items listed above	(492)	(0.01)	(46)	—
Income taxes resulting from management's decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries	—	—	330	0.01
Adjusted net income (loss)(1)	$18,393	$0.31	$(12,651)	$(0.21)

Weighted average basic shares outstanding		58,886		58,872
Weighted average diluted shares outstanding		59,805		58,872

	Year Ended		Year Ended
	December 31, 2021		December 31, 2020
(In thousands of U.S. dollars, except per share amounts)	Net Loss	Diluted EPS	Net Loss	Diluted EPS
Net loss attributable to common shareholders	$(22,329)	$(0.38)	$(143,775)	$(2.43)
Adjustments(1):
Share-based compensation	24,815	0.42	20,558	0.35
COVID-19 government relief benefits, net	(3,839)	(0.06)	(7,115)	(0.12)
Legal judgment and arbitration awards	(1,770)	(0.03)	4,105	0.07
Realized and unrealized investment (gains) losses	(3,769)	(0.06)	1,450	0.02
Tax impact on items listed above	(1,909)	(0.03)	(630)	(0.01)
Income taxes resulting from management's decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries	381	0.01	13,344	0.23
Adjusted net loss (1)	$(8,420)	$(0.14)	$(112,063)	$(1.89)

Weighted average shares outstanding - basic and diluted		59,126		59,237

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(1)	Reflects amounts attributable to common shareholders.

Free Cash Flow

	Three Months Ended	Year Ended
	December 31, 2021	December 31, 2021
Net cash provided by operating activities	$25,647	$6,065
Net cash used in investing activities	(6,663)	(7)
Free cash flow	$18,984	$6,058